UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

Curis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Collaboration Agreement

On September 7, 2016, Curis, Inc. (“Curis”) and Aurigene Discovery Technologies Limited (“Aurigene”) entered into a First Amendment to the Collaboration, License and Option Agreement, amending that certain Collaboration, License and Option Agreement between Curis and Aurigene dated January 18, 2015, as amended by the letter agreement dated November 4, 2015 (the “Collaboration Agreement”). Capitalized terms set forth this Current Report on Form 8-K and not defined shall have the meanings ascribed to such terms under the Collaboration Agreement.

Waiver of Certain Payments

Under the terms of the First Amendment to the Collaboration Agreement, in exchange for the issuance by Curis to Aurigene of 10,208,333 shares of our common stock, Aurigene waived payment of up to a total of $24.5 million (the “Aggregate Waiver Amount”) that may be payable by us under the Collaboration Agreement, as follows:

(a) the Extended Exclusivity Fee under Section 6.2(b) of the Collaboration Agreement for the first 12-month period by which Curis elects to extend the exclusivity of the parties’ collaboration contemplated by Sections 4.7(b) and 4.8(b) of the Collaboration Agreement for each of Licensed Program 1 (the IRAK4 program) and Licensed Program 2 (the PD-1/VISTA program);

(b) the R&D Program selection milestone payment for PTP4 under Section 6.3 of the Collaboration Agreement;

(c) 50% of the Option exercise fee for Licensed Program 3 (but only if Licensed Program 3 is either PTP3 or PTP4) under Section 6.5(a) of the Collaboration Agreement;

(d) the Option exercise fee for Licensed Program 4 (but only if Licensed Program 4 is either PTP3 or PTP4) under Section 6.5(a) of the Collaboration Agreement;

(e) the Acceptance for Filing of first IND milestone payment under Section 6.6(a) of the Collaboration Agreement, but only with respect to Licensed Program 1 (the IRAK4 program);

(f) the Initiation of first Phase 1 Trial milestone payment under Section 6.6(a) of the Collaboration Agreement, but only with respect to each of Licensed Program 1 (the IRAK4 program) and Licensed Program 2 (the PD-1/VISTA program); and

(g) the Acceptance for Filing of first IND milestone payment under Section 6.6(b) of the Collaboration Agreement, but only with respect to each of PTP3 (the PD-1/Tim3 program) and PTP4 (i.e., to the extent PTP3 or PTP4 constitutes Licensed Program 3 or Licensed Program 4 (in either order)).

To the extent any of the milestone or other payments set forth in the preceding paragraphs (a) through (g) above would not otherwise be payable by Curis, e.g. in the event one or more of the listed milestone events do not occur (the aggregate amount of such non-payable payment(s), collectively, the “Unused Waiver Amount”), Curis will have the right to deduct the Unused Waiver Amount from any one or more of the milestone payment obligations tied to achievement of commercial milestone events until the Unused Waiver Amount has been fully utilized.

Payment of Exclusivity Option Fee for First Additional Exclusivity Period

Curis and Aurigene have agreed that if Curis elects to extend the exclusivity of the parties’ collaboration contemplated by
Section 4.7(a) of the Collaboration Agreement for the first Additional Exclusivity Period, then notwithstanding anything contrary in the Collaboration Agreement: (i) fifty percent (50%) of the Exclusivity Option Fee for the First Additional Exclusivity Period under Section 6.2(a)(i) of the Collaboration Agreement will be payable no later than the expiration of the Initial Exclusivity Period, which payment will result in a first Additional Exclusivity Period extending to September 30, 2017; and (ii) the remaining 50% of such Exclusivity Option Fee will be payable upon the earlier of: (x) September 30, 2017, and (y) 10 days after the closing of the Next Curis Financing, which payment will result in continuation of the first Additional Exclusivity Period for its full 12-month duration. For purposes of the foregoing, “Next Curis Financing” means a financing or series of related financings entered into by Curis primarily for financing/capital raising purposes, in which Curis issues and sells shares of its common stock or preferred stock or any securities conferring the right to purchase, or exercisable or exchangeable for (with or without additional consideration), its common stock or preferred stock, to any third party, whether in an underwritten public offering or otherwise.

Change in Control of Curis

Curis and Aurigene have also agreed to a modification to the conditions under which the option to extend the exclusivity of the parties’ collaboration for any Additional Exclusivity Period may be exercised after a Change in Control of Curis. In the event of a Change in Control of Curis during the Exclusivity Period, then, following such Change in Control, the extension of the exclusivity of the parties’ collaboration for any Additional Exclusivity Period is subject to mutual agreement between Aurigene and Curis (or its successor); provided, however, that if, prior to the consummation of such Change in Control:

(a) Curis paid the initial installment of the Exclusivity Option Fee for the first Additional Exclusivity Period as specified above, then the first Additional Exclusivity Period shall continue in full force and effect following consummation of such Change in Control until September 30, 2017 (i.e., without any requirement that Aurigene and Curis (or its successor) reach mutual written agreement with respect to such period);

(b) Curis paid both the first and second installments of the Exclusivity Option Fee for the first Additional Exclusivity Period as specified above, then the first Additional Exclusivity Period shall continue in full force and effect following consummation of such Change in Control until expiration of the full 12-month first Additional Exclusivity Period (i.e., without any requirement that Aurigene and Curis (or its successor) reach mutual written agreement with respect to such period); and

(c) Curis elected to extend the exclusivity of the parties’ collaboration for any subsequent Additional Exclusivity Period and paid the corresponding Exclusivity Option Fee to Aurigene, then such Additional Exclusivity Period shall continue in full force and effect in accordance with the terms of the Collaboration Agreement following consummation of such Change in Control (i.e., without any requirement that Aurigene and Curis (or its successor) reach mutual written agreement with respect to such Additional Exclusivity Period).

For purposes of the foregoing, a “Change in Control” of Curis will be deemed to have occurred upon any of the following events:

(i) any person or group becomes a beneficial owner of securities of Curis representing more than 50% of the total voting power of Curis’ then outstanding shares; but excluding any such acquisition of securities by (w) Aurigene or any of its Affiliates, (x) any employee benefit plan or related trust sponsored or maintained by Curis, (y) any person or group that acquires such securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for Curis through the issuance of equity securities, or (z) any financial investor that acquires such securities through purchases on the open market;

(ii) individuals who are members of the Board of Directors of Curis as of the Amendment Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Curis; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall be considered a member of the Incumbent Board;

(iii) Curis is merged, consolidated or reorganized into or with a third party or securities of Curis are exchanged for securities of a third party, unless the stockholders of Curis immediately prior to such merger, consolidation, reorganization or exchange continue to hold at least a majority of the combined voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger, reorganization or exchange; or

(iv) a Sale Transaction with respect to Curis.

Selection of PTP4

The parties have agreed that Curis will select PTP4 in accordance with the processes set forth in the Collaboration Agreement by the end of the Initial Exclusivity Period. The parties have also agreed that the Program Target Profile selected as PTP4 will be within the Immuno-oncology area.

Additional Funding for PTP3 and PTP4

The First Amendment to the Collaboration Agreement also provides that if we exercise the Option for PTP3 and/or PTP4, we have agreed to provide additional funding of $2,000,000 for each such Licensed Program.

Stock Purchase Agreement

In connection with the First Amendment to the Collaboration Agreement, we issued to Aurigene 10,208,333 shares of our common stock (the “Initial Shares”). The Initial Shares were issued pursuant to a Stock Purchase Agreement with Aurigene dated September 7, 2016 (the “Purchase Agreement”). After giving effect to the sale of the Initial Shares, Aurigene will beneficially own approximately 19.56% of our outstanding common stock. Pursuant to the Purchase Agreement, Aurigene also has the right to purchase shares in a private placement at the time of our next public offering on order to maintain its 19.56% beneficial ownership (any shares purchased pursuant to such right, “Top-up Shares” and together with the Initial Shares, the “Shares”).

Pursuant to the Purchase Agreement, Aurigene has agreed that the Initial Shares shall be subject to a lock-up restriction such that Aurigene will not, with respect to the Initial Shares during the period ending on September 7, 2018, without our prior written consent, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, contract to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder, with respect to any of the Initial Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Initial Shares, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

Notwithstanding the foregoing, Aurigene is permitted to take any of the actions described under clauses (a)-(c) with respect to:

(i) up to an aggregate of

(A) 25% of the Initial Shares from and after March 7, 2017;

(B) 50% of the Initial Shares from and after September 7, 2017; and

(C) 75% of the Initial Shares from and after March 7, 2018; and

(ii) any or all of the Initial Shares after any public announcement with respect to an acquisition of Curis by a third party or any change of control of Curis.

Registration Rights Agreement

In connection with the issuance of the Shares, we entered into a Registration Rights Agreement with Aurigene dated September 7, 2016 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we have agreed to file a resale registration statement on Form S-3 (or such other form as is then available to effect a resale registration of the Initial Shares and/or Top-up Shares (together, the “Registrable Securities”), as applicable) with the SEC on or prior to the ninetieth (90th) day following each Closing Date. At any time after six (6) months after the date of issuance of the Initial Shares and/or Top-up Shares, as applicable, Aurigene may request registration of all or a portion of the applicable Registrable Securities on Form S-3 (or such other form as is then available to effect a registration of the Registrable Securities for sale to the public), subject to specified conditions, including that no such registration will be effected for any Registrable Securities that are then subject to the lock-up agreement described above. Subject to specified conditions, we are not required to effect more than two such demand registrations for Aurigene. We have also given Aurigene “piggyback” registration rights such that whenever we propose to register shares of our common stock for our own account or the account of others, Aurigene will have the right to include some or all of its Registrable Securities in such registration, provided that no such registration will be effected for any Registrable Securities that are then subject to the lock-up agreement described above. The Registration Rights Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Registrable Securities.

The foregoing summary descriptions of the First Amendment to the Collaboration Agreement, Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference.

The Shares will be issued in reliance on the exemption from the registration under (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) and (b) under Regulation S promulgated under the Securities Act (“Regulation S”) in that the offer and sale of the Shares is being made to a person outside of the United States without registration, no directed selling efforts have been made in the United States, and the additional conditions of Regulation S have been satisfied.

Item 8.01. Other Events

On September 7, 2016, we issued a press release announcing our transaction with Aurigene. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The Exhibit to this Current Report on Form 8-K is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: September 7, 2016	By:	/s/ James Dentzer
James Dentzer
Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 7, 2016